UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 31, 2015

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

On March 31, 2015 - Goldrich Mining Company (the “Registrant” or the “Company”) closed a non-brokered private placement for total aggregate proceeds of US$250,000.

The Company sold 5,000,000 million units (“Units”) at a price of $0.05 per Unit. Each Unit consists of one full share of common stock of the Company and one full common stock purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase one additional share of common stock of the Company for a period of 60 months at a price of $0.06 per share. The Warrants are subject to a right of accelerated expiry at the Company’s discretion when the closing price of its shares of common stock has exceeded $0.22 per share for a period of 20 consecutive trading days. The Units were sold to an accredited investor pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and pursuant to a similar exemption from any applicable securities laws of any state of the United States in reliance upon the representations made by the investor to the Company.

Item 7.01

Regulation FD Disclosure.

On April 2, 2015, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the closing of the private placement. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release, dated April 2, 2015*

* This exhibit is intended to be furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: April 6, 2015	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release, dated April 2, 2015*

* This exhibit is intended to be furnished to, not filed with, the SEC pursuant to Item 7.01 above.